Exhibit 10.14

SECURED PARTY ADDITION AGREEMENT

Reference is made to (i) that certain Collateral Agency Agreement, dated as of February 25, 2005 (the “Collateral Agency Agreement”), among HSBC Bank USA, National Association, in its capacity as Collateral Agent, Société Générale, in its capacity as Administrative Agent and Sabine Pass LNG, LP, as Borrower and (ii) that certain Security Agreement, dated as of February 25, 2005, among the Collateral Agent, the Administrative Agent and the Borrower.

The undersigned hereby agrees to be bound by, and to benefit from, the Security Agreement and the Collateral Agency Agreement as if a party thereof.

Date: February 25, 2005

By:	/s/ Leon Valera
Name: Leon Valera Title: Director

Address for Notes:	1221 Avenue of the Americas New York, NY 10020

Attention:	Leon Valera

Tel. No.:	(212) 278-5292

Fax No.:	(212) 278-6136

EXHIBIT B TO

COLLATERAL AGENCY AGREEMENT